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As filed with the Securities and Exchange Commission on May 20, 2002

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE MANITOWOC COMPANY, INC.*
(Exact name of Registrant as specified in its charter)

WISCONSIN	39-0448110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 South 16th Street
Manitowoc, Wisconsin 54221-0066
(920) 684-4410
(Address, including ZIP Code, and telephone number,
including area code, of Registrant's principal executive offices)

MAURICE JONES, ESQ.
General Counsel and Secretary
The Manitowoc Company, Inc.
500 South 16th Street
Manitowoc, Wisconsin 54221-0066
(920) 684-4410
(Name, address, including ZIP Code, and telephone number,
including area code, of agent for service)

Copy to:

Fredrick G. Lautz, Esq.
Quarles & Brady LLP
411 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 277-5000

        Approximate date of commencement of proposed sale of the securities to the public: At such time or from time to time after the effective date of this Registration Statement as determined in light of market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

Debt securities(1)	(4)	(4)	$750,000,000(5)	$69,000(6)
Subsidiary Guarantees(2)
Common Stock, par value $.01 per share (with attached Common Stock Purchase Rights)(3)

(1)
Subject to note (5) below, we are registering hereunder an indeterminate principal amount of debt securities as may be sold, from time to time, by the Registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in aggregate gross proceeds.
(2)
Subject to note (5) below, we are registering hereunder an indeterminate amount of guarantees of the debt securities referred to in note (1) above by the co-registrants named herein. The guarantees would not be issued separately, or for separate consideration, apart from the debt securities.
(3)
Subject to note (5) below, we are registering hereunder an indeterminate number of shares of Common Stock (with attached Common Stock Purchase Rights) as may be sold, from time to time, by the Registrant, or which may be issued by the Registrant pursuant to the conversion of convertible debt securities.
(4)
Not applicable pursuant to General Instruction II.D. to Form S-3, which provides that only the maximum aggregate offering price for all classes of securities to be registered need be specified.
(5)
In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $750,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(6)
Calculated pursuant to Rule 457(o) at the rate of .000092 of the proposed maximum aggregate offering price.

*TABLE OF ADDITIONAL CO-REGISTRANTS

Name, Address and Telephone Number(1)	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Number	I.R.S. Employer Identification Number
Marinette Marine Corporation	Wisconsin	3731	39-0451225
Manitowoc Foodservice Companies, Inc.	Nevada	3585	88-0369684
Manitowoc Crane Companies, Inc.	Nevada	3531	88-0369683
Manitowoc FP, Inc.	Nevada	3585	88-0369687
Manitowoc CP, Inc.	Nevada	3585	88-0369686
Diversified Refrigeration, Inc.	Tennessee	3585	62-1276418
KMT Refrigeration, Inc.	Wisconsin	3585	39-1863487
Harford Duracool, LLC	Wisconsin	3585	52-2226739
KMT Sales Corp.	Nevada	3585	62-1742336
Manitowoc Beverage Systems, Inc.	Nevada	3585	06-1530881
Manitowoc Equipment Works, Inc.	Nevada	3585	39-1775032
Manitowoc Ice, Inc.	Wisconsin	3585	39-1863489
SerVend International, Inc.	Nevada	3585	35-2026245
SerVend Sales Corp.	Nevada	3585	35-2050079
Femco Machine Company, Inc.	Nevada	3531	39-1780976
Manitowoc Boom Trucks, Inc.	Texas	3531	74-2365486
Manitowoc Cranes, Inc.	Wisconsin	3531	39-1863488
Manitowoc MEC, Inc.	Nevada	3531	39-1775033
Manitowoc Re-Manufacturing, Inc.	Wisconsin	3531	36-3536154
North Central Crane & Excavator Sales Corp.	Nevada	3531	36-3075255
West-Manitowoc, Inc.	Wisconsin	3531	39-1769651
Environmental Rehab, Inc.	Wisconsin	3531	39-1626922
Manitowoc Crane & Shovel Sales Corp.	Ohio	3531	NONE
Manitowoc Western Company	Wisconsin	3531	94-3047618
Manitowoc Marine Group, LLC	Nevada	3731	39-1947771
Potain Corporation	Delaware	3531	65-0923259
Multiplex Company, Inc.	Missouri	3585	39-1987754

(1)
The address of these additional registrants is 500 South 16th Street, Manitowoc, Wisconsin 54221-0066. Their telephone number is (920) 684-4410.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer, solicitation or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 20, 2002

$750,000,000

The Manitowoc Company, Inc.

DEBT SECURITIES

COMMON STOCK
(with attached Common Stock Purchase Rights)

        When we offer securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities, including the offering price of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest.

        We may offer from time to time:

    •
    unsecured debt securities consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series;

    •
    guarantees of debt securities, which guarantees are to be issued by one or more of our subsidiaries to be identified when any guarantees are issued;

    •
    common stock, $0.01 par value per share, with attached common stock purchase rights; and

    •
    any combination of the foregoing, at an aggregate initial offering price not to exceed $750,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

If a prospectus supplement identifies selling shareholders, some of the shares of our common stock may be offered by those selling shareholders.

        Our common stock is quoted on the New York Stock Exchange, under the symbol "MTW."

        You should carefully consider the "Risk Factors" which may be included in any supplement, or which are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2002.

*          *          *

        No person has been authorized to give any information or to make any representation not contained in, or incorporated by reference into, this prospectus or the accompanying prospectus supplement. You must not rely on any unauthorized information or representation. We do not imply or represent by delivering this prospectus that Manitowoc, or its business, is unchanged after the date of this prospectus or that the information in this prospectus is correct as of any time after its date.

        The information in this prospectus or any prospectus supplement may not contain all of the information that may be important to you. You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any accompanying prospectus supplement, before making an investment decision.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Using this process, we may, from time to time, offer any combination of securities described in this prospectus in one or more offerings with a total initial offering price of up to $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. The prospectus supplement may also add, update or change information contained in this prospectus. To obtain additional information that may be important to you, you should also read the exhibits to the registration statement. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

        When used in this prospectus and any prospectus supplement, the terms "Manitowoc," "we," "our," "us" and the "Company" refer to The Manitowoc Company, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

        All statements other than statements of historical facts included or incorporated by reference into this prospectus, including statements regarding our future financial position, business strategy, budgets, projected costs, and plans and objectives for future operations are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus. Forward-looking statements generally can be identified by the use of forward-looking words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," or "continue" or words of similar meaning. Some of the factors that could cause such a variance are disclosed in the section "Risk Factors" in the accompanying prospectus supplement and elsewhere in this prospectus and documents incorporated by reference into this prospectus, and include the following for each of our business segments:

        Cranes and Related Products—market acceptance of new and innovative products; cyclicality of the construction industry; the effects of government spending on construction-related projects within the United States and abroad; growth in world demand for our crane product offerings; the replacement cycle of technologically obsolete cranes; and the demand for used equipment.

        Foodservice Equipment—market acceptance of new and innovative products; demographic information affecting two-income families and general population growth; household income; weather; consolidations within the restaurant and foodservice equipment industries; global expansion of customers; the ice-cube machine replacement cycle in the United States; specialty foodservice market growth; future strength of the beverage industry; new product introductions; and the demand for quick-service restaurants and kiosks.

        Marine Services—shipping volume fluctuations based on performance of the steel industry; weather and water levels on the U.S. Great Lakes; trends in government spending on new vessels; five-year survey schedule; the replacement cycle of older marine vessels; growth of existing marine fleets; consolidation of the Great Lakes marine industry; frequency of vessel casualties on the Great Lakes; and the level of construction and industrial maintenance.

        Corporate (including factors that may affect all three segments)—changes in laws and regulations throughout the world; the ability to finance, complete and successfully integrate acquisitions, strategic alliances, and joint ventures; competitive pricing; changes in domestic and international economic and industry conditions; changes in the interest rate environment; risks associated with growth; foreign currency fluctuations; worldwide political risk; pressure of additional financial leverage resulting from our acquisitions; and success in increasing manufacturing efficiencies.

        We urge you to consider these factors and to review carefully the section "Risk Factors" in the accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we undertake no obligation to publicly update these statements to reflect subsequent events or circumstances.

THE COMPANY

        The Manitowoc Company is a diversified industrial manufacturer with leading positions in its three principal segments:

  •
  cranes and related products;

  •
  foodservice equipment; and

  •
  marine services in the U.S. Great Lakes region.

        In our crane business, we design, manufacture and market a comprehensive line of crawler cranes, tower cranes and boom trucks with capacities ranging from 10 tons to 1,433 tons. Our cranes are used in a wide variety of applications, including energy, petrochemical and industrial projects, infrastructure development such as road, bridge and airport construction, commercial and high-rise residential construction, mining and dredging. In our foodservice business, we design, manufacture and market full product lines of ice making machines, walk-in and reach-in refrigerator/freezers, fountain beverage delivery systems and other foodservice refrigeration products for the restaurant, lodging, convenience store and institutional foodservice markets. In our marine service business, we provide ship building, repair and maintenance services in the U.S. Great Lakes region. We own four shipyards and operate over 55% of the drydock capacity, based on footage, serving the Great Lakes commercial fleet.

        The address and telephone number of our principal offices are 500 South 16th Street, Manitowoc, Wisconsin 54221-0066, telephone (920) 684-4410.

WHERE YOU CAN FIND MORE INFORMATION

        The Manitowoc Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-3, including exhibits and schedules, under the Securities Act of 1933 with respect to the securities that we may issue from time to time. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits and schedules. You may read and copy the registration statement and any reports, statements or other information filed by us with the SEC at the SEC's public reference facility at:

Room 1024
450 Fifth Street, N.W.
Washington, D.C. 20549

        You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers like us that file electronically with the SEC. You may also obtain copies of these materials through our website, http://www.manitowoc.com. The information contained on our website is not incorporated by reference into this prospectus.

        Our common stock is listed on the New York Stock Exchange and reports, proxy information and other information concerning us can be inspected at the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC. This means that:

  •
  we can disclose important information to you by referring to other documents that contain that information;

  •
  the information incorporated by reference is considered to be part of this prospectus; and

  •
  any information that we file with the SEC in the future is automatically incorporated into this prospectus and updates and supersedes previously filed information, including information contained in this prospectus.

        We incorporate by reference into this prospectus the following documents, and any filings we make after the initial filing of the registration statement but before it becomes effective, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until we sell all of the securities that we have registered under the registration statement of which this prospectus is a part:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2001;

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  Our quarterly report on Form 10-Q for the quarter ended March 31, 2002;

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  Our Current Reports on Form 8-K dated May 9, 2001 (which includes audited financial statements of Potain S.A., a company which we acquired in 2001, as of and for the years ended December 31, 2000 and 1999) and March 18, 2002;

  •
  The information under the caption "Unaudited Pro Forma Condensed Consolidated Combined Financial Statements" in, and the historical financial statements, reports and notes thereto of Grove Investors, Inc. and Subsidiaries beginning at Page F-1 in, the prospectus forming part of our Registration Statement on Form S-4, No. 333-85938, which information includes audited and unaudited historical financial statements of Grove, a company which we have signed an agreement to acquire, and our pro forma financial information giving effect to that acquisition;

  •
  The description of our common stock contained in our Registration Statement on Form 8-A dated October 24, 1972, and any further amendment or report updating that description; and

  •
  The description of our common stock purchase rights contained in our Registration Statement on Form 8-A dated August 5, 1996, and any further amendment or report updating that description.

        You may request a copy of any of these filings, at no cost, by writing to Maurice D. Jones, General Counsel and Secretary, The Manitowoc Company, Inc., P.O. Box 66, Manitowoc, Wisconsin 54221-0066, or by calling Mr. Jones at (920) 684-4410.

        If we have incorporated by reference any statement or information into this prospectus and we subsequently modify that statement or information, the statement or information incorporated into this prospectus is also modified or superseded in the same manner.

USE OF PROCEEDS

        Except as otherwise described in any applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for one or more of the following purposes:

  •
  refinance, in part, existing indebtedness;

  •
  finance, in part, the cost of acquisitions;

  •
  finance capital expenditures and capacity expansion; and/or

  •
  general corporate purposes and working capital.

        Funds which are not required immediately for these purposes may be invested temporarily in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for the three months ended March 31, 2002, and for the five years ended December 31, 2001, 2000, 1999, 1998 and 1997.

		Years Ended December 31,
	Three Months Ended March 31, 2002
		2001	2000	1999	1998	1997
Ratio of Earnings to Fixed Charges	1.9x	2.9x	6.5x	9.5x	8.6x	8.9x

For purposes of computing the ratio of earnings to fixed charges, earnings consist of income before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt expenses and one-third of rent expense which is deemed representative of an interest factor.

DESCRIPTION OF DEBT SECURITIES

        We may issue debt securities in one or more series under an Indenture (the "Indenture") between us and a qualified trustee to be named in the Indenture, as trustee. The form of the Indenture is filed as an exhibit to the registration statement. The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939.

        The following summary of certain provisions of the Indenture does not purport to be complete and is qualified in its entirety by express reference to the Indenture and the Securities Resolution which establishes a series of debt securities ("Securities Resolution") or the supplemental indenture authorizing a series. Copies will be filed with the SEC. Capitalized terms used in this section without definition have the meanings given such terms in the Indenture.

        The particular terms of the debt securities offered by a prospectus supplement will be described in that supplement, along with any applicable modifications of or additions to the general terms of the debt securities as described herein and in the Indenture. Accordingly, for a description of the terms of any series of debt securities, reference must be made to both the description of the debt securities in this prospectus and the prospectus supplement.

General

        The Indenture does not limit the amount of debt securities that can be issued or our ability or that of our subsidiaries to incur, assure or guarantee debt. Also, the Indenture does not restrict our ability or that of our subsidiaries to create or permit liens. It provides that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more Securities Resolutions or supplemental indentures creating the series.

        As of the date of this prospectus, there were no debt securities outstanding under the Indenture. The ranking of a series of debt securities with respect to all our indebtedness will be established by a Securities Resolution or supplemental indenture creating the series.

Terms

        If we offer debt securities pursuant to this prospectus, the accompanying prospectus supplement will describe the following terms, if applicable, of those debt securities:

  •
  the designation, denominations, aggregate principal amount, currency or composite currency in which principal or interest may be paid;

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  the price at which those debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

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  the maturity date and other dates, if any, on which principal will be payable;

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  the interest rate or rates, if any, or method of calculating the interest rate or rates;

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  the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

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  the manner of paying principal and interest;

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  the place or places where principal and interest will be payable;

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  provisions relating to subsidiary guarantees, if any;

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  the terms of any mandatory or optional redemption by us including any sinking fund;

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  whether the debt securities may be converted into or exchanged for common stock or any other securities, and the terms of any conversion or exchange right;

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  the terms of any redemption at the option of holders;

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  any tax indemnity provisions;

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  if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining those payments;

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  the portion of principal payable upon acceleration of a discounted debt security (as defined below);

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  whether and upon what terms debt securities may be defeased;

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  whether any events of default or covenants in addition to or in lieu of those set forth in the Indenture apply;

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  provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

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  the ranking of the debt securities; and

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  any other terms not inconsistent with the provisions of the Indenture, including any covenants or other terms that may be required or advisable.

        We may issue debt securities as registered debt securities, bearer debt securities or uncertificated debt securities, and in any denominations specified in the terms of the series.

        In connection with its original issuance, no bearer debt security will be offered, sold or delivered to any location in the United States, and a bearer debt security in definitive form may be delivered in connection with its original issuance only upon presentation of a certificate in a form prescribed by us to comply with United States laws and regulations.

        Registration of transfer of registered debt securities may be requested upon surrender thereof at any office or agency we maintain for that purpose and upon fulfillment of all other requirements of the agent.

Conversion and Exchange

        The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock or other equity or debt securities, property, cash or obligations, or a combination of any of the foregoing, will be summarized in a prospectus supplement relating to that series. The terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder or at our option.

Covenants

        Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating to that series.

Ranking of Debt Securities

        Unless we otherwise state in a prospectus supplement, the debt securities will be unsecured and will rank equally and ratably with our other unsecured and unsubordinated debt. The Indenture does not limit the ability of any of our subsidiaries (including any guarantor) to issue, assume or guarantee debt, and the debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities and commitments of our non-guarantor subsidiaries and to any existing and future secured indebtedness of any guarantor subsidiaries.

Successor Obligor

        The Indenture provides that, unless otherwise specified in the securities resolution which establishes a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

  •
  the person is organized under the laws of the United States or a state thereof or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state thereof;

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  the person assumes by supplemental indenture all of our obligations under the Indenture, the debt securities and any coupons;

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  all required approvals of any regulatory body having jurisdiction over the transaction shall have been obtained; and

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  immediately after the transaction no default, as defined below, exists.

The successor shall be substituted for us, and thereafter all of our obligations under the Indenture, the debt securities and any coupons shall terminate.

Exchange of Debt Securities

        Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an office or agency we maintain for that purpose and upon fulfillment of all other requirements of our agent.

Default and Remedies

        Unless the Securities Resolution establishing the series otherwise provides (in which event the prospectus supplement will so state), an "event of default" with respect to a series of debt securities will occur if:

  •
  we default in any payment of interest on any debt securities of that series when the same becomes due and payable and the default continues for a period of 30 days;

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  we default in the payment of the principal and premium, if any, of any debt securities of the series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

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  we default in the performance of any of our other agreements applicable to the series and the default continues for 45 days after the notice specified below;

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  pursuant to or within the meaning of any Bankruptcy Law, as defined below, we:

  •
  commence a voluntary case;

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  consent to the entry of an order for relief against us in an involuntary case;

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  consent to the appointment of a custodian for us or for all or substantially all of our property; or

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  make a general assignment for the benefit of our creditors;

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  a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

  •
  is for relief against us in an involuntary case;

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  appoints a custodian for us or for all or substantially all of our property; or

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  orders our liquidation,

    and in each case the order or decree remains unstayed and in effect for 60 days; or

  •
  there occurs any other event of default provided for in such series.

        The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

        The term "default" means any event which is, or after notice or passage of time would be, an event of default. A default is not an event of default until the trustee or the holders of at least 25% in principal amount of the series notify us of the default and we do not cure the default within the time specified after receipt of the notice. If an event of default occurs and is continuing on a series, the trustee by notice to us, or the holders of at least 25% in principal amount of the series, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. The holders of a majority in principal amount of the series, by notice to the trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing events of default on the series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration. If an event of default occurs and is continuing on a series, the trustee may pursue any available remedy to collect principal or interest then due on the series, to enforce the performance of any provision applicable to the series, or otherwise to protect the rights of the trustee and holders of the series.

        The trustee may require indemnity satisfactory to it before it enforces the Indenture or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of default in payment on a series, the trustee may withhold from holders of that series notice of any continuing default if it determines that withholding the notice is in the interest of holders of the series. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the Indenture.

        The Indenture does not have a cross-default provision. Thus, a default by us, or any guarantor subsidiary, on any other debt, including any other series of debt securities, would not constitute an event of default. A Securities Resolution which establishes a series of debt securities may provide for a cross-default provision, in which case the prospectus supplement will describe the terms of that provision.

Amendments and Waivers

        The Indenture and the debt securities may be amended, and any default may be waived as follows: Unless a Securities Resolution otherwise provides (in which event the prospectus supplement will state that), we and the trustee may amend the debt securities, the Indenture and any coupons with the written consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the Securities Resolution otherwise provides (in which event the prospectus supplement will state that), a default on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each debt security holder affected, no amendment or waiver may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment or waiver;

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  reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any debt securities;

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  reduce the principal of or change or have the effect of changing the fixed maturity of any debt securities, or change the date on which any debt securities may be subject to redemption or reduce the redemption price therefor;

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  make any debt securities payable in money other than that stated in the debt securities;

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  make any change in provisions of the Indenture protecting the right of each holder to receive payment of principal of and interest on the debt securities on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of debt securities to waive defaults or events of default; or

  •
  make any change that materially adversely affects the right to convert or exchange any debt security.

        Without the consent of any debt security holder, we and the trustee may amend the Indenture, the debt securities or any coupons to:

  •
  cure any ambiguity, defect, or inconsistency;

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  provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  comply with the Indenture's provisions relating to corporate successors, restructurings or rules relating to payment;

  •
  make any change that would provide any additional rights or interests under the holders of debt securities or that does not materially adversely affect the rights or interests under the Indenture of any such holder;

  •
  create a series and establish its terms;

  •
  comply with requirements of the SEC in order to effect or maintain qualification of the Indenture under the Trust Indenture Act;

  •
  provide for changes in applicable tax laws which do not materially adversely affect the rights of holders;

  •
  provide that specific provisions of the Indenture shall not apply to a series not previously issued; or

  •
  provide for a separate trustee for one or more series.

Legal Defeasance and Covenant Defeasance

        Debt securities of a series may be defeased in accordance with their terms and, unless the Securities Resolution establishing the terms of the series otherwise provides, as set forth in the Indenture and described briefly below. We, at any time, may terminate as to a series all of our obligations (except certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a Security, to replace destroyed, lost or stolen debt securities and coupons, and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the Indenture ("legal defeasance"). We, at any time, may terminate as to a series our obligations, if any, with respect to the debt securities and coupons of the series under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any restrictive covenants which may be applicable to the particular series.

        To exercise either defeasance option as to a series, we must:

  •
  irrevocably deposit in trust (the "defeasance trust") with the trustee or another trustee money or U.S. government obligations;

  •
  deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

  •
  comply with other specified conditions; in particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

        The term "government obligations" means direct obligations of, or obligations guaranteed by, the United States and for payment of which the United States pledges its full faith and credit.

Guarantees

        A series of debt securities may be guaranteed by some of our subsidiary corporations, if those guarantees are provided for in the Securities Resolution or the supplemental indenture relating to that series of debt securities. If guarantees are issued in connection with any debt securities, the terms of those guarantees and the names of our subsidiaries which are providing the guarantees will be identified in the applicable prospectus supplement.

Regarding the Trustee

        The prospectus supplement relating to any debt securities will identify the trustee and registrar those debt securities. Unless otherwise indicated in a prospectus supplement, the trustee will also act as transfer agent and paying agent with respect to the debt securities. We may remove the trustee with or without cause if we so notify the trustee three months in advance and if we are not in default during the three-month period. The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not trustee.

DESCRIPTION OF CAPITAL STOCK

        Our articles of incorporation provide that we have the authority to issue 75 million shares of $0.01 par value common stock and 3.5 million shares of $0.01 par value preferred stock.

        The following is a summary of the material provisions of our common stock and preferred stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to applicable Wisconsin law and our articles of incorporation and by-laws, which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Common Stock

        As of March 31, 2002, we had 24,073,787 shares of common stock issued and outstanding. All of our issued and outstanding shares are fully paid and nonassessable, except in each case for statutory liability for unpaid employee wages under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law.

        After all cumulative dividends have been paid or declared and set apart for payment on any shares of preferred stock that are outstanding, our common stock is entitled to such dividends as may be declared from time to time by our board of directors in accordance with applicable law.

        Except as provided under Wisconsin law and except as may be determined by our board of directors with respect to any series of preferred stock, only the holders of our common stock will be entitled to vote for the election of members to our board of directors and on all other matters. Holders of our common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareholders, subject to Section 180.1150 of the Wisconsin Business Corporation Law. Please see "—Control Share Voting Restrictions" below. Shareholders have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected.

        All shares of our common stock are entitled to participate equally in distributions in liquidation, subject to the prior rights of any preferred stock that may be outstanding. Holders of our common stock have no preemptive rights to subscribe for or purchase our shares. There are no conversion rights, sinking fund or redemption provisions applicable to our common stock.

        The transfer agent for our common stock is First Chicago Trust Company, a division of Equiserve.

Preferred Stock

        Under our articles of incorporation, our board of directors has the authority, without further action by our shareholders, to issue up to 3.5 million shares of preferred stock in one or more series and to fix the variations in the powers, preferences, rights, qualifications, limitations or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of our common stock. Our board of directors, without shareholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of our common stock. As a result, preferred stock could be issued quickly with terms that will delay or prevent a change of control or make removal of management more difficult. In addition, the issuance of preferred stock may have the effect of decreasing the market price of our common stock and may adversely affect the voting and other rights of our common stock. At present, there are no shares of preferred stock outstanding and we have no current plans to issue any shares of preferred stock.

Common Stock Purchase Rights

        We have entered into a Rights Agreement, dated as of August 5, 1996, with First Chicago Trust Company, pursuant to which each outstanding share of our common stock has attached four-ninths of a right to purchase shares of our common stock. Each share of our common stock subsequently issued prior to the expiration of the Rights Agreement will likewise have attached four-ninths of a right. Under circumstances described below, the rights will entitle the holder thereof to purchase additional shares of our common stock. In this prospectus, unless the context requires otherwise, all references to our common stock include the accompanying rights.

        Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 20% of our outstanding common stock, will initially entitle the holder to purchase one share of our common stock at a purchase price of $100, subject to adjustment. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 20% or more of our outstanding common stock. Under some circumstances, including the existence of a 20% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right's then-current exercise price, shares of our common stock having a market value of two times the exercise price. If another corporation acquires us after a party acquires 20% or more of our common stock, each holder of a right will be entitled to receive the acquiring corporation's common shares having a market value of two times the exercise price. Each right may be redeemed at a price of $0.01 until a party acquires 20% or more of our common stock and, after that time, may be exchanged for one share of our common stock per right until a party acquires 50% or more of our common stock. The rights expire on September 18, 2006. Under the Rights Agreement, our board of directors may reduce the thresholds applicable to the rights from 20% to not less than 10%. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

Certain Statutory Provisions

        Business Combination Statute.    Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law regulate a broad range of business combinations between a "resident domestic corporation" and an "interested shareholder." A business combination is defined to include any of the following transactions:

  •
  a merger or share exchange;

  •
  a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to 5% or more of the market value of the stock or consolidated assets of the resident domestic corporation or 10% of its consolidated earning power or income;

  •
  the issuance of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock of the resident domestic corporation;

  •
  the adoption of a plan of liquidation or dissolution; or

  •
  certain other transactions involving an interested shareholder.

        A "resident domestic corporation" is defined to mean a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Securities Exchange Act and that, as of the relevant date, satisfies any of the following:

  •
  its principal offices are located in Wisconsin;

  •
  it has significant business operations located in Wisconsin;

  •
  more than 10% of the holders of record of its shares are residents of Wisconsin; or

  •
  more than 10% of its shares are held of record by residents of Wisconsin.

Manitowoc is a resident domestic corporation for purposes of these statutory provisions.

        An interested shareholder is defined to mean a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a resident domestic corporation or who is an affiliate or associate of the resident domestic corporation and beneficially owned 10% of the voting power of its then outstanding voting stock within the last three years.

        Under this law, we cannot engage in a business combination with an interested shareholder for a period of three years following the date such person becomes an interested shareholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in the person becoming an interested shareholder before such acquisition. We may engage in a business combination with an interested shareholder after the three-year period with respect to that shareholder expires only if one or more of the following conditions is satisfied:

  •
  the board of directors approved the acquisition of the stock prior to such shareholder's acquisition date;

  •
  the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder; or

  •
  the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

        Fair Price Statute.    The Wisconsin Business Corporation Law also provides, in Sections 180.1130 to 180.1133, that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a significant shareholder and a resident domestic corporation such as us require a supermajority vote of shareholders in addition to any approval otherwise required, unless shareholders receive a fair price for their shares that satisfies a statutory formula. A "significant shareholder" for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the resident domestic corporation, or is an affiliate of the resident domestic corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the resident domestic corporation within the last two years. Any such business combination must be approved by 80% of the voting power of the resident domestic corporation's stock and at least two-thirds of the voting power of its stock not beneficially owned by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met:

  •
  the aggregate value of the per share consideration is equal to the highest of:

  •
  the highest price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;

  •
  the market value of the corporation's shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher; or

  •
  the highest preferential liquidation or dissolution distribution to which holders of the shares would be entitled; and

  •
  either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered.

        Control Share Voting Restrictions.    Under Section 180.1150 of the Wisconsin Business Corporation Law, unless otherwise provided in the articles of incorporation, the voting power of shares of a resident domestic corporation held by any person or group of persons acting together in excess of 20% of the voting power in the election of directors is limited (in voting on any matter) to 10% of the full voting power of those shares. This restriction does not apply to shares acquired directly from the resident domestic corporation, in certain specified transactions, or in a transaction in which the corporation's shareholders have approved restoration of the full voting power of the otherwise restricted shares. Manitowoc's articles do not provide otherwise.

        Defensive Action Restrictions.    Section 180.1134 of the Wisconsin Business Corporation Law provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote is required before such corporation can take certain action while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. This statute requires shareholder approval for the corporation to do either of the following:

  •
  acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities which may be converted into voting shares; or

  •
  sell or option assets of the corporation which amount to 10% or more of the market value of the corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the corporation.

        We currently have more than three independent directors. The foregoing restrictions may have the effect of deterring a shareholder from acquiring our shares with the goal of seeking to have us repurchase such shares at a premium over market price.

BOOK-ENTRY

        The Depository Trust Company ("DTC") may act as securities depository for the securities, in which case the applicable prospectus supplement will so provide. The securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee. One or more fully registered global certificates will be issued for the securities representing the aggregate principal amount of the debt securities or the number of shares of common stock offered by the applicable prospectus supplement and will be deposited with DTC.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act, as amended. DTC holds securities that its participants (the "Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants," and together with the Direct

Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

        Purchases of the securities within the DTC system must be made by or through Direct Participants which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security (a "beneficial owner") will in turn be recorded on the Direct and Indirect Participants' respective records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interest in the securities will be effected by entries made on the books of Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in debt securities except in the event that use of the book-entry system for the debt securities is discontinued.

        The deposit of the securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other direct communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices shall be sent to Cede & Co. If less than all of the securities of an issue are being redeemed, DTC's practice will determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

        Neither DTC nor Cede & Co. will consent or vote with respect to the securities. Under its usual procedures, DTC mails an omnibus proxy (an "omnibus proxy") to the Participants as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the securities are credited on the record date, identified in a listing attached to the omnibus proxy.

        Principal, premium, if any, and interest on the debt securities and dividends on common stock, if applicable, will be paid to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street-name," and will be the responsibility of such Participant and not of DTC, the underwriters, or Manitowoc, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest on the debt securities and dividends on common stock, if applicable, to DTC is the responsibility of the Company or the Trustee. Disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of Direct and Indirect Participants.

        DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances and in the event that a successor securities depository is not obtained, certificates for the securities are required to be printed and delivered. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC, or any successor securities depository. In that event, certificates for the securities will be printed and delivered.

        We will not have any responsibility or obligation to Participants or to the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominees or any Direct or Indirect Participant with respect to any ownership interest in the securities, or with respect to payments or providing of notice to the Direct Participants, the Indirect Participants or the beneficial owners.

        So long as Cede & Co. is the registered owner of the securities, as nominee of DTC, references herein to holders of the securities shall mean Cede & Co. or DTC and shall not mean the beneficial owners of the securities.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC. None of Manitowoc, the trustee or the underwriters take any responsibility for the accuracy or completeness thereof.

PLAN OF DISTRIBUTION

        We may sell the securities offered under this prospectus to or through underwriting syndicates represented by managing underwriters, though one or more underwriters without a syndicate for them to offer and sell to the public, agents or dealers or to investors directly in negotiated sales or in competitively bid transactions. Any offering of common stock may also include sales by selling shareholders, who will be identified in any applicable supplement.

Underwriters

        The relevant prospectus supplement will identify any agents or underwriters and describe their compensation, including underwriting discount. The prospectus supplement will also describe other terms of the offering, including any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges or automated quotation systems on which any offered debt securities may be listed.

        The distribution of securities under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

Agents and Direct Sales

        If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by various institutions to purchase offered securities from us pursuant to contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies; and

  •
  educational and charitable institutions.

        The institutional purchaser's obligations will be subject only to the condition that the purchase of the securities is permitted at the time of delivery. The dealers and our agents will not be responsible for the validity or performance of the contract.

General Information

        Underwriters, dealers and agents participating in a sale of securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the agents, underwriters and dealers to indemnify them against various civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the agents, underwriters or dealers may be required to make as a result of those civil liabilities.

        Our common stock is quoted on the New York Stock Exchange under the symbol "MTW." However, unless we indicate differently in a prospectus supplement, we will not list the debt securities on any securities exchange or seek to have them included on the New York Stock Exchange or any other automated quotation system. If we sell a security offered under this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but is not obligated to do so. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered under this prospectus.

        Agents and underwriters and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiary companies in the ordinary course of business.

LEGAL MATTERS

        The validity of the securities to be sold pursuant to this prospectus will be passed upon for us by Quarles & Brady LLP, Milwaukee, Wisconsin counsel to Manitowoc. Legal matters will be passed upon for the underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements of Manitowoc as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 incorporated by reference into this prospectus by reference to the Annual Report on Form 10-K of Manitowoc for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Potain S.A. appearing in Manitowoc's Current Report on Form 8-K dated May 9, 2001, have been audited by Ernst & Young Audit, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Grove Investors, Inc. as of September 29, 2001 (Successor Company) and September 30, 2000 (Predecessor Company) and for each of the years in the three-year period ended September 29, 2001 (Predecessor Company) have been incorporated by reference into this prospectus and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference into this prospectus and upon the authority of said firm as experts in auditing and accounting. As stated in the report of KPMG LLP, effective September 29, 2001 Grove accounted for a change in ownership through "fresh-start" reporting. As a result, the consolidated information prior to September 29, 2001 is presented on a different cost basis than that as of September 29, 2001 and, therefore, is not comparable.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The estimated expenses in connection with the issuance and distribution of the securities covered by this Registration Statement are as follows:

SEC registration fee (actual)	$69,000
Trustee's fee and expenses	15,000
Printing and engraving expenses	25,000
Legal fees and expenses	50,000
Accounting fees and expenses	30,000
Rating agency fees	265,000
Miscellaneous	46,000

Total	$500,000

Item 15. Indemnification of Directors and Officers.

        The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL"). Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct. Section 180.0858(1) of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, bylaws, a written agreement or a resolution of the board of directors or shareholders.

        Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

        Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

        Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or other distribution to shareholders to which the directors assented are entitled to contribution from other directors who assented to such distribution and from shareholders who knowingly accepted the improper distribution, as provided therein.

        The Registrant's Bylaws contain provisions that generally parallel the indemnification provisions of the WBCL and cover certain procedural matters not dealt with in the WBCL. Directors and officers of the Registrant are also covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being or having been directors or officers.

Item 16. Exhibits.

        See the Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

        (a)    The undersigned Registrant hereby undertakes:

          (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i)
      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii)
      to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii)
      to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a)

or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h)    Reference is made to the indemnification provisions described in Item 15 of this Registration Statement.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (i)    The undersigned Registrant hereby undertakes that:

    (1)
    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2)
    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

THE MANITOWOC COMPANY (Registrant)
By:	/s/ TERRY D. GROWCOCK Terry D. Growcock President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TERRY D. GROWCOCK Terry D. Growcock	President and Chief Executive Officer (Principal Executive Officer); Director
/s/ GLEN E. TELLOCK Glen E. Tellock	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ DEAN H. ANDERSON Dean H. Anderson	Director
/s/ VIRGIS W. COLBERT Virgis W. Colbert	Director
/s/ DANIEL W. DUVAL Daniel W. Duval	Director
/s/ JAMES L. PACKARD James L. Packard	Director
/s/ GILBERT F. RANKIN, JR. Gilbert F. Rankin, Jr.	Director
/s/ ROBERT C. STIFT Robert C. Stift	Director
/s/ ROBERT S. THROOP Robert S. Throop	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MARINETTE MARINE CORPORATION
By:	/s/ THOMAS J. BYRNE Thomas J. Byrne President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ THOMAS J. BYRNE Thomas J. Byrne	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC FOODSERVICE COMPANIES, INC.
By:	/s/ STACEY TIDWELL Stacey Tidwell Vice President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ STACEY TIDWELL Stacey Tidwell	Vice President and Treasurer (Interim Principal Executive Officer; Principal Financial Officer and Principal Accounting Officer)
/s/ RANDY SIMONS Randy Simons	Director
/s/ JOHN J. HEBEL John J. Hebel	Director
/s/ JOHN P. SANDE, III John P. Sande, III	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC CRANE COMPANIES, INC.
By:	/s/ STACEY TIDWELL Stacey Tidwell Vice President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ STACEY TIDWELL Stacey Tidwell	Vice President and Treasurer (Interim Principal Executive Officer; Principal Financial Officer and Principal Accounting Officer)
/s/ RANDY SIMONS Randy Simons	Director
/s/ JOHN J. HEBEL John J. Hebel	Director
/s/ JOHN P. SANDE, III John P. Sande, III	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC FP, INC.
By:	/s/ STACEY TIDWELL Stacey Tidwell Vice President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ STACEY TIDWELL Stacey Tidwell	Vice President and Treasurer (Interim Principal Executive Officer; Principal Financial Officer and Principal Accounting Officer)
/s/ RANDY SIMONS Randy Simons	Director
/s/ JOHN J. HEBEL John J. Hebel	Director
/s/ JOHN P. SANDE, III John P. Sande, III	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC CP, INC.
By:	/s/ STACEY TIDWELL Stacey Tidwell Vice President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ STACEY TIDWELL Stacey Tidwell	Vice President and Treasurer (Interim Principal Executive Officer; Principal Financial Officer and Principal Accounting Officer)
/s/ RANDY SIMONS Randy Simons	Director
/s/ JOHN J. HEBEL John J. Hebel	Director
/s/ JOHN P. SANDE, III John P. Sande, III	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

DIVERSIFIED REFRIGERATION, INC.
By:	/s/ TIMOTHY J. KRAUS Timothy J. Kraus President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TIMOTHY J. KRAUS Timothy J. Kraus	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

KMT REFRIGERATION, INC.
By:	/s/ TIMOTHY J. KRAUS Timothy J. Kraus President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TIMOTHY J. KRAUS Timothy J. Kraus	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

HARFORD DURACOOL, LLC
By:	/s/ TIMOTHY J. KRAUS Timothy J. Kraus President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TIMOTHY J. KRAUS Timothy J. Kraus	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

KMT SALES CORP.
By:	/s/ TIMOTHY J. KRAUS Timothy J. Kraus President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TIMOTHY J. KRAUS Timothy J. Kraus	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC BEVERAGE SYSTEMS, INC.
By:	/s/ TIMOTHY J. KRAUS Timothy J. Kraus President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TIMOTHY J. KRAUS Timothy J. Kraus	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC EQUIPMENT WORKS, INC.
By:	/s/ TIMOTHY J. KRAUS Timothy J. Kraus President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TIMOTHY J. KRAUS Timothy J. Kraus	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC ICE, INC.
By:	/s/ TIMOTHY J. KRAUS Timothy J. Kraus President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TIMOTHY J. KRAUS Timothy J. Kraus	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

SERVEND INTERNATIONAL, INC.
By:	/s/ TIMOTHY J. KRAUS Timothy J. Kraus President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TIMOTHY J. KRAUS Timothy J. Kraus	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

SERVEND SALES CORP.
By:	/s/ TIMOTHY J. KRAUS Timothy J. Kraus President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TIMOTHY J. KRAUS Timothy J. Kraus	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

FEMCO MACHINE COMPANY, INC.
By:	/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr. President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr.	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC BOOM TRUCKS, INC.
By:	/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr. President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr.	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC CRANES, INC.
By:	/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr. President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr.	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC MEC, INC.
By:	/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr. President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr.	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC RE-MANUFACTURING, INC.
By:	/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr. President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr.	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

NORTH CENTRAL CRANE & EXCAVATOR SALES CORP.
By:	/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr. President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr.	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

WEST-MANITOWOC, INC.
By:	/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr. President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr.	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

ENVIRONMENTAL REHAB, INC.
By:	/s/ TERRY D. GROWCOCK Terry D. Growcock President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TERRY D. GROWCOCK Terry D. Growcock	President and Director (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC CRANE & SHOVEL SALES CORP.
By:	/s/ TERRY D. GROWCOCK Terry D. Growcock President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TERRY D. GROWCOCK Terry D. Growcock	President and Director (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC WESTERN COMPANY, INC.
By:	/s/ TERRY D. GROWCOCK Terry D. Growcock President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TERRY D. GROWCOCK Terry D. Growcock	President and Director (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MANITOWOC MARINE GROUP, LLC
By:	The Manitowoc Company, Inc., as its sole member and manager
By:	/s/ TERRY D. GROWCOCK Terry D. Growcock President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TERRY D. GROWCOCK Terry D. Growcock	Principal Executive Officer and Director of the sole member
/s/ GLEN E. TELLOCK Glen E. Tellock	Principal Financial and Accounting Officer of the sole member
/s/ DEAN H. ANDERSON Dean H. Anderson	Director of the sole member
/s/ VIRGIS W. COLBERT Virgis W. Colbert	Director of the sole member
/s/ DANIEL W. DUVAL Daniel W. Duval	Director of the sole member
/s/ JAMES L. PACKARD James L. Packard	Director of the sole member
/s/ GILBERT F. RANKIN, JR. Gilbert F. Rankin, Jr.	Director of the sole member
/s/ ROBERT C. STIFT Robert C. Stift	Director of the sole member
/s/ ROBERT S. THROOP Robert S. Throop	Director of the sole member

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

POTAIN CORPORATION
By:	/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr. President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ ROBERT A. GIEBEL, JR. Robert A. Giebel, Jr.	President and Director (Principal Executive Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ MAURICE D. JONES Maurice D. Jones	Director

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on May 16, 2002.

MULTIPLEX COMPANY, INC.
By:	/s/ TIMOTHY J. KRAUS Timothy J. Kraus President

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry D. Growcock, Glen E. Tellock and Maurice D. Jones, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*

*
Each of the above signatures is affixed as of May 16, 2002.

Signature	Title
/s/ TIMOTHY J. KRAUS Timothy J. Kraus	President (Principal Executive Officer)
/s/ GLEN E. TELLOCK Glen E. Tellock	Vice President and Director (Principal Financial Officer and Principal Accounting Officer)
/s/ TERRY D. GROWCOCK Terry D. Growcock	Director
/s/ MAURICE D. JONES Maurice D. Jones	Director

THE MANITOWOC COMPANY
(the "Registrant")
(Commission File No. 1-11978)

EXHIBIT INDEX
TO
FORM S-3 REGISTRATION STATEMENT

        The following exhibits are filed with or incorporated by reference in this Registration Statement:

Exhibit	Description	Incorporated Herein By Reference To	Filed Herewith
1.1*	Underwriting Agreement
4.1	Amended and Restated Articles of Incorporation of the Registrant, as amended through May 26, 1998	Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-85938)
4.2	Restated By-Laws of the Registrant, as amended through May 22,1995	Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended June 30, 1995
4.3	Rights Agreement, dated August 5, 1996, between The Manitowoc Company, Inc. and First Chicago Trust Company of New York	Exhibit 4 to the Registrant's Current Report on Form 8-K dated as of August 5, 1996
4.4	Form of Indenture for debt securities		X
4.5	Credit Agreement, dated May 9, 2001, among The Manitowoc Company, Inc., the lenders party thereto and Bankers Trust Company, as Administrative Agent	Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated as of May 9, 2001 ("5/9/01 8-K")
4.6	Indenture, dated May 9, 2001, among The Manitowoc Company, Inc., the Guarantors named therein, and The Bank of New York, as Trustee	Exhibit 4.2 to the 5/9/01 8-K
4.7	Form of 10 3/8% Senior Subordinated Notes due 2011 and related Guarantees	Exhibit 4.3 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-65000)
5.1	Opinion of Quarles & Brady LLP as to the legality of the securities being registered		X
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges		X
23.1	Consent of PricewaterhouseCoopers LLP, the Registrant's independent accountants		X
23.2	Consent of Ernst & Young Audit, the independent accountants for Potain		X
23.3	Consent of Quarles & Brady LLP		(Included in Exhibit 5.1)
23.4	Consent of KPMG, LLP, the independent accountants for Grove		X
24.1	Powers of Attorney		(Included in the Signature Pages)

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated hereby by reference.

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TABLE OF ADDITIONAL CO-REGISTRANTS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS
THE COMPANY
WHERE YOU CAN FIND MORE INFORMATION
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
BOOK-ENTRY
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX TO FORM S-3 REGISTRATION STATEMENT